UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 8, 2015
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2015, Boston Private Financial Holdings, Inc. (the “Company”) and Boston Private Bank & Trust Company, a wholly-owned subsidiary of the Company (the “Bank”), announced the following organizational changes at Boston Private Wealth LLC (“BPW”), a wholly-owned subsidiary of the Bank:

•	Mark D. Thompson has been appointed as Chief Executive Officer of BPW. Mr. Thompson will also continue to serve as CEO of the Bank and President of the Company.

•
Peter J. Raimondi will continue in the position of President of BPW. Mr. Raimondi will focus on key growth initiatives, including the build out of the Executive Services business, potential team acquisitions, and the expansion of relationships with the Company’s channel partners in the wealth sector.

Mr. Raimondi’s employment agreement has been amended to reflect his change in title and duties, as well as other related changes. The foregoing description of the amendments to Mr. Raimondi’s employment agreement is qualified in its entirety by reference to the text of his amended and restated employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Company’s press release dated June 8, 2015 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amended and Restated Employment Agreement by and among Boston Private Wealth LLC (formerly named BP Wealth Management LLC), Boston Private Bank & Trust Company and Peter J. Raimondi
99.1        Press Release of the Company dated June 8, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Chief Financial Officer
Date: June 10, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and among Boston Private Wealth LLC (formerly named BP Wealth Management LLC), Boston Private Bank & Trust Company and Peter J. Raimondi
99.1	Press Release of the Company dated June 8, 2015